Exhibit 99.2
Acquisition of Compass Bancshares by BBVA A leading franchise in the growth markets of the U.S. 16 February 20071

Disclaimer Cautionary Statement Regarding Forward-Looking Information Information set forth in this presentation contains forward-looking statements, which involve a number of risks and uncertainties. Compass cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Compass and BBVA, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Compass stockholders or BBVA shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Compass’ and BBVA’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. Compass disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise. Additional Information About This Transaction In connection with the proposed transaction, BBVA will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-4 that will include a proxy statement of Compass that also constitutes a prospectus of BBVA. Compass will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Compass and BBVA with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Compass’ website at www.compassbank.com under the tab “Investor Relations” and then under the heading “SEC Filings”. Participants in this Transaction Compass, BBVA and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Compass’ executive officers and directors in Compass’ definitive proxy statement filed with the SEC on March 17, 2006. You can find information about BBVA’s executive officers and directors in BBVA’s Form 20-F filed with the SEC on July 7, 2006. You can obtain free copies of these documents from Compass or BBVA using the contact information above.2

Contents • Compass: a high quality franchise in the fastest growing markets in the U.S. • Highly complementary to existing BBVA franchise • Terms of the transaction and financial impacts 3

A great opportunity to solidify BBVA’s presence in the fastest growing geographies in the U.S. Compass, a high quality franchise with a strong growth profile In a single transaction, BBVA achieves a premier footprint in the U.S. Sunbelt region Advancing to create a global bank with presence in high growth markets Complementary franchises create value The transaction fits BBVA’s strategic goals for profitable growth

4 Compass — key features Financial data 31st Dec 2006 (M$) Founded in 1970 Assets 34,200 Headquarters: Birmingham, Alabama Loans 24,374 Compass Bancshares (holding) main subsidiary is Compass Bank Deposits 23,046 #39 (BHC USA ranking) by assets and #33 Net interest income 1,115 among US cards issuers Ordinary margin 1,820 8,808 employees Net income 460 417 branches in 6 states (close to 50% located in Texas) Listed in Nasdaq. IPO in June 1984

5 Compass’ network is located in the U.S. Sunbelt, an attractive region in terms of growth Compass has a unique presence in the Sunbelt region Compass Footprint COMPASS FOOTPRINT 417 Branches Deposits % of State Offices ($ MM) Total CO Texas 165 9.8 43 Alabama 90 6.7 29 AZ NM Arizona 74 3.2 14 MS Florida 44 2.0 9 AL TX Colorado 33 0.7 3 LA N. Mexico 11 0.4 2 TOTAL 417 22.8 100 FL Note: Based on deposits as of June 30, 2006. Deposits as of December 31, 2006 is $23.045 MM

6 Presence in high growth markets Population growth estimates 2006-2011 (%): Compass markets vs US average 20,0 16,0 Compass*: 11.7% 12,0 8,0 US average: 4,0 6.7% 0,0 Dallas Houston Birmingham Phoenix Jacksonville Austin Tucson Huntsville San Antonio Mobile Denver Montgomery Albuquerque Compass’ network is attractively positioned in fast growing metropolitan areas, offering better growth prospects * MSAs (Metropolitan Statistical Areas) weighted average that concentrated 85% of the deposits

7 Solid fundamentals, above peers Compass Peer Group(1) ROA (%) 1.39 1.32 ROE (%) 17.7 13.3 Efficiency (%) 56.2 57.5 Net Interest Income/ Avg. 3.40 3.62 Assets (%) Non interest Income/ 2.20 1.63 Avg. Assets (%) Total Income / Avg. 5.60 5.25 Assets (%) NPL Ratio (%) 0.23 0.37 NPL Coverage (%) 517 256 Source: SNL (1) Median Comparables Banks: Cullen/Frost Bankers, First Financial Bankshares, First Horizon National Corporation, International Bancshares Corporation, Marshall & Ilsley Corporation, Prosperity Bancshares, Regions Financial Corporation, Sterling Bancshares, Synovus Financial Corp., Zions Bancorporation, First State Bancorporation, SunTrust Banks

8 A high growth franchise with high growth results Loans ($ Bn) Deposits ($ Bn) 25 G R 23 A G R C 21 C A % % 1 2 11 20 19 17 17 16 16 15 14 14 2001 2002 2003 2004 2005 2006 2001 2002 2003 2004 2005 2006 Revenue ($ MM) EPS ($) R G 1,826 R 3.53 A AG C C 9% 1% 3.18 1,628 1 2.87 1,514 2.65 1,414 1,415 2.58 2.14 1,209 2001 2002 2003 2004 2005 2006 2001 2002 2003 2004 2005 2006 Sources: Company Fillings 9

Contents • Compass: a high quality franchise in the fastest growing markets in the U.S. • Highly complementary to the existing BBVA franchise • Terms of the transaction and financial impacts 10

BBVA USA: creating #1 regional bank in the Sunbelt WA ND MT MN • $47 Bn in assets WI ME OR SD VT ID MI WY NY IA MA RI NE PA IN OH IL NJ • $32 Bn in loans UT NV CO KS MO DE CA KY WV VA AZ DC MD NM OK TN NC AR • $33 Bn in deposits SC MS GA LA AL TX • 622 offices in 7 states FL Compass Texas Regional Laredo National State National BLUE USA • 26th largest U.S. bank (1) State Branches $ Bn Deposits Texas 326 19.6 • 101 MM people in markets Alabama 90 6.7 Arizona 75 3.2 served Florida 44 2.0 Colorado 33 0.7 • Growing 76% faster than U.S. New Mexico 21 0.6 California 33 0.1 Pro forma, the weighted average population growth of BBVA USA’s markets will be 11.7% vs. 6.7% U.S. average11

(1) Based on deposits ... and complements Texas presence, strengthening BBVA USA’s position in the most attractive areas County banking weight DALLAS/Ft. WORTH/ARLINGTON (Deposits) Mkt Share Compass 4.2% > $10 bn AUSTIN / ROUND ROCK BBVA 0.4% $ 3 bn - $ 10 bn Mkt Share Compass 5.9% $ 1 bn — $ 3 bn BBVA 0.04% < $ 1bn estratégicos < $ 1bn HOUSTON / S. LAND/BAYTOWN \ Mkt Share Compass 5.8% BBVA 1.4% [ SAN ANTONIO Mkt Share BBVA border leadership presence: Compass 4.1% XLaredo: 43% M share BBVA 1.0% YMcAllen: 28% X ZBeaumont: 23% Compass main footprint · Brownsville: 26% ❒El Paso: 7% Y Z 12

Strong positions in Sunbelt states Dep. ($ Bn) Mkt. Share Ranking • Texas 19.6 5.9% 4th • Alabama 6.7 9.5% 3rd • Arizona 3.2 4.1% 5th • Florida 2.0 0.6% 25th • Colorado 0.7 1.0% 20th • New Mexico 0.6 2.7% 8th 13 Source: SNL Financial. Deposit data as of June 30, 2006

One of the best management teams in U.S. banking Top Compass Management Staying with BBVA Paul Jones will continue to lead Compass — CEO since 1991 Entire Compass Management Committee will remain -160 years of experience at the bank Combined company in the U.S. will be led by Compass’ senior management team Excited about the partnership with BBVA

14 Compass’ product capabilities enhance BBVA’s Texas branch network 1. New businesses in Texas, i.e. wealth management, insurance, credit cards 2. Broader product range 3. Higher cross selling 4. Branch productivity Revenue synergies equal to 5.8% of the combined revenue base

15 Significant cost savings 1. Excess liquidity and increased leverage of deposit base 2. Unifying control and compliance systems 3. Marketing 4. Back office redundancies 5. Occupancy expenses 6. Operations and Information Technology * 7. Improved purchasing power Cost savings equal to 7.1% of the combined cost base* 16 * After Tax

Contents • Compass: a high quality franchise in the fastest growing markets in the U.S. • Highly complementary to the existing BBVA franchise • Terms of the transaction and financial impacts

17 Terms of the transaction Transaction: Purchase 100% of Compass Aggregate Purchase Price: US$ 9,633 MM / €7,410 MM Purchase Price Per Share: US$ 71.82 Transaction Consideration: US$ 71.82 of cash or fixed exchange of 2.80 ADS Approx. 48% cash / 52% stock Financing: Sale of stake in Iberdrola and internal resources Due Diligence: Completed Expected Closing: Second Half of 2007

18 Price paid in line with market precedents Comparable Transaction Compass Average (1) Price / LTM Earnings 20.3x 22.5x Price / Forward 19.0x 20.8x Earnings Price / Tangible 4.6x 4.3x Book Value Core Deposit 39.9% 32% Premium (2) (1) Precedent comparable deals: PNC / Mercantile, National City / Fidelity, National City / Harbor Florida, Zions / Amegy, Fifth Third / First National B. Florida, Wachovia / South Trust, Suntrust Banks / National Commerce, BofA /Fleet Boston, BB&T / First Virginia, BNP / BancWest (2) Core deposit premium calculated as (Aggregate Purchase Price — Tangible Common Equity) / Total Core Deposits

19 Operating synergies Operating Synergies Pre-tax 2008e 2009e 2010e (US$ MM) TOTAL REVENUE INCREASE 21.4 57.9 97.0 TOTAL COST REDUCTION + 11.3 62.7 141.9 FUNDING SYNERGIES TOTAL SYNERGIES 32.8 120.6 237.9 PHASING-IN TOTAL SYNERGIES 13.8% 50.7% 100% RESTRUCTURING COSTS -38.2 -33.4 -17.5 Revenue Synergies: 5.8% of combined base Cost Savings: 7.1% of combined base* * It only takes into account cost savings, not funding synergies

20 A value creating transaction for BBVA 2008E 2009E 2010E Contribution Profit ( 383 473 589 Impact on BBVA EPS (1) -1.12%-0.67% 0.22% Value Creation • IRR of the investment: 12.6% (2) • > Cost of Equity of BBVA Group (1) Source BBVA estimates: IBES (2) Terminal value multiple calculated in 2011 based on forward earnings multiple 14.3x 21

Conclusions Solidifies U.S. presence and fulfills aspirations in a single transaction Compass: the most attractive, high quality franchise in the growth markets that matter to BBVA Fitting with BBVA’s strategy Low risk integration and enhanced management depth in the U.S. Creates value for BBVA shareholders 22